Kenne Ruan, CPA, P.C.

Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525

         kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 1, 2013 relating to the financial statements of RadTek, Inc. that appears in the Annual Report on Form 10-K of RadTek, Inc. for the year ended March 31, 2013.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

January 13, 2014